                                                                    Exhibit 99.1

                         Form 3 Joint Filer Information

Name:                                          Scopia Management, Inc.

Address:                                       152 West 57th Street, 33rd Floor
                                               New York, NY 10019

Date of Event Requiring Statement:             08/04/17

Name:                                          Matthew Sirovich

Address:                                       152 West 57th Street, 33rd Floor
                                               New York, NY 10019

Date of Event Requiring Statement:             08/04/17

Name:                                          Jeremy Mindich

Address:                                       152 West 57th Street, 33rd Floor
                                               New York, NY 10019

Date of Event Requiring Statement:             08/04/17